Exhibit 99.1

PRIVATE AND CONFIDENTIAL

November 26, 2008

Mr. Mark L. Silver

Universal Energy Group Ltd.

25 Sheppard Avenue West, Suite 1605

Toronto, ON M2N 6S6

Re:                               Amendment No.1 to Letter Agreement (this “Amendment”)

Mr. Silver:

Reference is made to that certain letter agreement (the “Letter Agreement”) dated as of November 11, 2008 by and between Universal Energy Group Ltd. (“UEG”) and Commerce Energy Group, Inc. (“Commerce”).  UEG and Commerce now desire to amend the Letter Agreement to extend the “Exclusivity Period” as provided for therein until 5:00 p.m. (Toronto Time) on December 6, 2008 as set forth in this Amendment.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

1.                                       Amendment to Exclusivity Period

The first sentence of Section 5 of the Letter Agreement is hereby amended to delete the date “November 26, 2008,” and to insert in lieu thereof the date “December 6, 2008.”

2.                                       Modifications and Conflicts

Except as amended or modified herein, the terms and conditions of the Letter Agreement remain in full force and effect; provided, however, that in the event of a conflict between the provisions of the original Letter Agreement and the provisions in this Amendment, the provisions of this Amendment shall control.

Please confirm your agreement to this Amendment No. 1 to the Letter Agreement by executing the enclosed copy of this Amendment and returning it to the undersigned.

Very truly yours,

Commerce Energy Group, Inc.

		By:	/s/ C. Douglas Mitchell
C. Douglas Mitchell
Chief Financial Officer

Agreed and Accepted: Universal Energy Group Ltd.

By:	/s/ Michael Silver
Michael Silver
General Counsel and Corporate Secretary